Exhihit 4.10(a)

The Bank of Nova Scotia Asia Ltd
1 Raffles Quay
#20-01 North Tower
One Raffles Quay Singapore 048583
Tel: (65) 6305-8388
Fax: (65) 6534-7969
Co. Registration No. 197902220M

12 May 2010
To:           Sakonnet Shipping Ltd
3rd Floor, Par La Ville Place
14 Par La Ville Road
Hamilton HM 08
Bermuda

(the “Borrower”)

Fax no.: +1-401-410-1122/+44 1635-255-502

Attention: Mr. Michael Hudner/Mr. Anthony Dalzell

Dear Sirs,

(i)
Loan Agreement dated 24 January 2007 made between the Borrower and the Bank of Nova Scotia Asia Limited (the “Bank”) (the “Loan Agreement”) in respect of a  loan facility of up to US$27,300,000 to part finance the acquisition of m.v.”Sakonnet” (the “ship”); and

(ii)	Corporate Guarantee dated 24 January 2007 made between B+H Ocean Carriers Ltd. (the “Corporate Guarantor”) and the Bank (the “Corporate Guarantee”).

Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

This letter is an amendment to the Bank’s letter dated 15 April 2010 (attached herein) in relation to financial covenant amendments requested by the Corporate Guarantor and their effective date, the Bank confirms that:

(a)
The amendments, as requested and described in the Corporate Guarantor’s letter dated 25 January 2010, to the following Financial Covenants as set out in clause 5.3.2 of the Corporate Guarantee became effective as at 31 December 2009 up to maturity of the subject facility: (i) Minimum [Value Adjusted] Equity Ratio, (ii) Minimum Value Adjusted Equity, (iii) Positive Working Capital and (iv) Cash and Cash Equivalents.

For the avoidance of doubt, except as set out herein, the Bank has not granted a waiver of any breach or any Events of Default whatsoever which may be existing or may occur under the Loan Agreement or the Corporate Guarantee. All the Banks’ rights are herby reserved, and nothing herein is to be construed as a waiver of the same.

Yours Faithfully,

s/________________
For and on behalf of
The Bank of Nova Scotia Asia Limited
(in its capacity as the Bank)

We hereby agree to the terms and conditions and all other contents of this letter

s/________________
Signed for and on behalf of
Sakonnet Shipping Ltd
Name:
Title:

s/________________
Signed for and on behalf of
B+H Ocean Carriers Ltd
Name:
Title: